                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 TrueTime, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                                [TRUETIME LOGO]

                                                                January 24, 2001

Dear Fellow Stockholder:

     I am pleased to invite you to attend TrueTime, Inc.'s 2001 Annual Stockholders' Meeting. We will hold the meeting at 3:00 p.m. on Friday, the 23rd of February 2001, at the Company's corporate offices at 3750 Westwind Boulevard, Santa Rosa, California.

     Following this letter you will find the formal Notice of Meeting and a proxy statement, which describes the action to be taken at the meeting. We have enclosed a proxy card so that you may grant your proxy to be voted as you indicate. We have also enclosed a copy of our 2000 Annual Report. We encourage you to read these materials.

     Your vote is important. PLEASE COMPLETE AND MAIL YOUR PROXY CARD PROMPTLY, whether or not you plan to attend the annual meeting. If you attend the meeting you may vote in person even if you have mailed a signed and dated proxy.

     The board of directors recommends that you vote FOR the election of directors as described in the attached proxy statement.

     Thank you for your cooperation. The rest of the board of directors and I look forward to seeing you at the meeting.

                                            Very truly yours,

                                        /s/ KATSUHIKO KOBAYASHI
                                            Katsuhiko Kobayashi
                                            Chairman of the Board

                                 TRUETIME, INC.
                              3750 WESTWIND BLVD.
                          SANTA ROSA, CALIFORNIA 95403

                                                                January 24, 2001

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD FEBRUARY 23, 2001

     The Annual Meeting of the Stockholders of TrueTime, Inc. will be held at 3:00 p.m. on Friday, the 23rd of February 2001, at TrueTime's corporate offices at 3750 Westwind Boulevard, Santa Rosa, California, to elect two directors, each to hold office until the 2004 Annual Meeting of Stockholders or until his successor is duly elected and qualified and to transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of TrueTime, Inc. common stock at the close of business on December 29, 2000, will be entitled to vote at the meeting.

                                            By order of the Board of Directors,

                                        /s/ ERNEST M. HALL, JR.
                                            Ernest M. Hall, Jr.
                                            Secretary

                             YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD PROMPTLY. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON EVEN IF YOU HAVE MAILED A SIGNED AND DATED PROXY.

                                 TRUETIME, INC.
                             ---------------------

                                PROXY STATEMENT

                             ---------------------

                                JANUARY 24, 2001

     The board of directors of TrueTime, Inc. is soliciting proxies from its stockholders for the annual meeting of stockholders to be held at 3:00 p.m. on Friday, the 23rd of February 2001, at TrueTime's corporate offices at 3750 Westwind Boulevard, Santa Rosa, California, or any adjournment thereof.

     You are entitled to vote at that meeting if you were a holder of record of TrueTime common stock at the close of business on December 29, 2000. A proxy card, this proxy statement and our 2000 Annual Report are to be first mailed on or about January 24, 2001 to all stockholders entitled to vote at the meeting. On December 29, 2000, there were 5,950,000 shares of TrueTime common stock outstanding. Each share of common stock entitles the holder to one vote on each matter considered at the meeting.

     Your proxy card will appoint Katsuhiko Kobayashi and Elizabeth A. Withers, and each of them, as proxy holders, or your representatives, to vote your shares as you indicate. If you sign, date and return your proxy card without specifying voting instructions, the proxy holders will vote your shares FOR the election of the director nominees named in this proxy statement.

     Signing, dating and returning your proxy card does not preclude you from attending the meeting and voting in person. If you submit more than one proxy, the latest-date proxy will automatically revoke your previous proxy. You may revoke your proxy at any time before it is voted by sending written notice, to be delivered before the meeting, to: American Stock Transfer and Trust Company, 40 Wall Street, New York, New York 10005.

     The enclosed form of proxy provides a means for you to vote for the director nominees listed in this proxy statement or to withhold authority to vote for such nominees.

     The board of directors expects the nominees named in this proxy statement to be available for election. If any nominee is not available, the proxy holders may vote your shares for a substitute if you have submitted a signed and dated proxy card that does not withhold authority to vote for nominees. We are not aware of any matters to be brought before the meeting other than those described in this proxy statement. If any other matters are properly brought before the meeting, the proxy holders may vote your shares in their discretion if you return a signed, dated proxy card.

     No business can be conducted at the meeting unless a majority of all outstanding shares entitled to vote are either present at the meeting in person or represented by proxy. The two nominees who receive the most votes will be elected to the two open directorships even if they receive less than a majority of the votes cast. Abstentions and broker non-votes are counted as shares present for determining a quorum, but they are not counted as votes for or against any director and will not affect the outcome of the election of directors.

     Representatives of American Stock Transfer & Trust Company, the transfer agent and registrar for the common stock, will act as the inspectors of election at the meeting.

                             ELECTION OF DIRECTORS

     At the meeting, the stockholders will elect two directors. The board of directors is divided into three classes, each class being composed as equally in number as possible. The classes have staggered three-year terms, with the term of one class expiring at each annual meeting of stockholders.

     The directors in Class I, whose terms expire at the meeting, are Charles J. Abbe and A. Robert Towbin. Mr. Towbin is not a nominee for re-election, having resigned as a director as of January 16, 2001. Mr. Abbe and Dr. Haresh C. Shah are nominees to serve in Class I for a term expiring at the 2004 Annual Meeting of Stockholders and have indicated a willingness to serve if elected. The directors in Class II are serving terms that expire at the 2002 Annual Meeting of Stockholders. The directors in Class III are serving terms that expire at the 2003 Annual Meeting of Stockholders.

     Information regarding the director nominees and directors whose terms will continue following the meeting follows.

                                                                                       DIRECTOR
                                        AGE                  POSITION                   SINCE
                                        ---                  --------                  --------
NOMINEES FOR ELECTION FOR CLASS I
  DIRECTORS
Charles J. Abbe (a)(b)................  59    Director                                   1999
Haresh C. Shah........................  63    Director                                     --

CLASS II DIRECTORS
  (TERMS EXPIRING AT THE 2002
  ANNUAL MEETING OF STOCKHOLDERS)
Elizabeth A. Withers..................  41    President, Chief Executive Officer and     1999
                                                Director
Charles H. Still (a)(b)...............  58    Director                                   1999

CLASS III DIRECTORS
  (TERMS EXPIRING AT THE 2003
  ANNUAL MEETING OF STOCKHOLDERS)
Satoru Ohya...........................  68    Director                                   1999
Katsuhiko Kobayashi(a)(b).............  55    Chairman of the Board and Director       1999

---------------

(a)  Member of the Audit Committee.

(b)  Member of the Compensation Committee.

BACKGROUND OF NOMINEES AND CONTINUING DIRECTORS

     Charles J. Abbe has been a director of TrueTime since its initial public offering in December 1999. Mr. Abbe has been President and Chief Operating Officer of JDS Uniphase Corporation ("JDS") since May 2000 and served as Senior Vice President and Senior Operating Officer of JDS from the merger of Optical Coating Laboratory, Inc. ("OCLI") with JDS in February 2000 until May 2000. From April 1998 to February 2000, Mr. Abbe served as director, President and Chief Executive Officer of OCLI. Mr. Abbe also served as Vice President and General Manager of OCLI's Santa Rosa Division from April 1996 through April 1998. Prior to joining OCLI, Mr. Abbe held various senior management positions with Raychem Corporation from 1989 to 1996. From 1971 to 1989, Mr. Abbe was employed at McKinsey & Company, Inc., where he last served as senior partner at the San Francisco, California office.

     Haresh C. Shah is a nominee for director of TrueTime. Dr. Shah retired from Stanford University in January 1998, where he had been a long-time member of the engineering faculty. From 1985 to 1994 he served as Chairman of the Department of Civil Engineering. From 1994 to 1997 he was the Obayashi Professor of Engineering at Stanford. He was a founder, and serves as the Founding Director, of Risk Management Solutions, Inc. and is also Chairman of the Board of R. M. Software India Pvt. Ltd. Dr. Shah is a director of several other private entities in which he is an investor or founder. He is the author of many technical works and has received numerous honors and designations in his fields of engineering. He holds Bachelor and Masters of Engineering degrees and received his Ph.D. in Engineering from Stanford in 1963.

     Elizabeth A. Withers joined TrueTime in 1991. She has been a director and President and Chief Executive Officer of TrueTime since September 1999. From November 1998 until her appointment as President and Chief Executive Officer, Ms. Withers served as Vice President of Operations. She has also held the positions of Operations Manager and Materials Supervisor. Ms. Withers was formerly Manufacturing Manager at Asea Brown Boveri, Production Manager at Delphian Corporation and Field Engineering Supervisor at Fortune Systems. She holds a B.S. degree in Organizational Behavior from the University of San Francisco and the CPIM certification from the American Production and Inventory Control Society (APICS).

     Charles H. Still has been a director of TrueTime since its initial public offering in December 1999 and was TrueTime's corporate secretary from the formation of our predecessor in 1991 until his resignation from this post in April 2000. He has been a partner in the law firm of Fulbright & Jaworski L.L.P., which serves as legal counsel to OYO Corporation, OYO USA and TrueTime in various matters, since 1975. He is a director of OYO Geospace Corporation.

     Satoru Ohya has been a director of TrueTime since its initial public offering in December 1999. He has been President of OYO Corporation since 1993. For over 40 years, Mr. Ohya has been an employee, officer or director of OYO Corporation and various of its subsidiaries. He is a director of OYO Geospace Corporation.

     Katsuhiko Kobayashi joined OYO Corporation in 1995 and has been a Senior Executive Officer since March 2000. From 1996 to 1999, he served as Treasurer of TrueTime's predecessor and he has served as a director thereof since 1999. From 1967 to 1995 he was employed by Sanwa Bank, primarily in its international banking area, where he last held the position of general manager of the International Credit Administration Department from 1993 to 1995. He is a director of OYO Geospace Corporation.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     The board of directors has an audit committee and compensation committee. The board of directors has not established a nominating committee.

     The audit committee is charged with recommending to the entire board the engagement and discharge of independent auditors of the financial statements of the Company, reviewing the professional service provided by independent auditors, reviewing the independence of independent auditors, reviewing with the auditors the plan and results of the auditing engagement, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting controls, reviewing the results of procedures for internal auditing and consulting with the internal auditor of the Company with respect to all aspects of the Company's internal auditing program. The audit committee met two times during the fiscal year ended September 30, 2000. The audit committee's report appears below.

     The compensation committee is charged with recommending to the entire board the compensation to be paid to officers and key employees of the Company and the compensation of members of the board of directors. The compensation committee also makes recommendations to the entire board regarding the grant of stock options and restricted stock awards. The compensation committee met two times during the fiscal year ended September 30, 2000. The compensation committee's report on executive compensation for fiscal 2000 appears on page 11 of this proxy statement.

     The board of directors met three times during the fiscal year ended September 30, 2000. Each director attended, in person or by telephone, at least 75% of the meetings held by the board of directors and by the committees on which the director served, except that Messrs. Ohya and Abbe were each unable to participate in one meeting of the board of directors.

AUDIT COMMITTEE REPORT

     We have reviewed and discussed the Company's audited financial statements for the year ended September 30, 2000 with management and have discussed with PricewaterhouseCoopers LLP, certified public accountants, the independent auditors and accountants for the Company, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380) with respect to those statements.

     We have been advised of the content of, and are awaiting imminent receipt of, the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) and have discussed with PricewaterhouseCoopers LLP its independence in connection with its audit of the Company's most recent financial statements. Based on this review and these discussions, we recommended to the board of directors that these audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.

     Katsuhiko Kobayashi, Charles J. Abbe, Charles H. Still and A. Robert Towbin comprised the audit committee. Mr. Abbe, Mr. Still and Mr. Towbin are independent, as defined in Rule 4200(a)(14) of the National Association of Securities Dealer's listing standards. Mr. Kobayashi is not independent as defined in that rule solely because he is an executive officer of OYO U.S.A. The board of directors has, nonetheless, determined that Mr. Kobayashi's membership on the audit committee is required by the best interests of the Company and its stockholders. The board determined that Mr. Kobayashi's relationship with the Company's majority stockholder does not in any way impair his independence from the Company's management. To the contrary, Mr. Kobayashi provides substantial, direct stockholder representation on the audit committee.

     The board of directors has adopted a written charter for the audit committee, a copy of which is attached to this proxy statement as Appendix A.

     The information in the foregoing three paragraphs shall not be deemed to be soliciting material, or be filed with the SEC or subject to Regulation 14A or 14C or to liabilities of Section 18 of the Securities Act, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate these paragraphs by reference.

                                   Mr. Katsuhiko Kobayashi
                                   Mr. Charles J. Abbe
                                   Mr. Charles H. Still
                                   Mr. A. Robert Towbin*
---------------

* Mr. Towbin resigned as a director of the Company effective January 16, 2001.

COMPENSATION OF DIRECTORS

     Non-employee directors and board advisors are compensated for their services at a rate of $12,000 per year (plus expenses). Pursuant to the 1999 Non-Employee Director Stock Plan, as amended, each of our non-employee directors received an initial grant of options to purchase 10,000 shares of common stock at an exercise price equal to the initial public offering price ($5.00 per share) in connection with the initial public offering. Also, pursuant to that plan, each non-employee director and board advisor serving on the board of directors following each annual meeting of stockholders will receive a grant of options to acquire 3,000 shares of common stock at the market price on the date of the grant. All non-employee directors are reimbursed for ordinary and necessary expenses incurred in attending board or committee meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The beneficial ownership as of December 8, 2000, of shares of the Company's common stock of each director and executive officer, each person known to the Company to beneficially own more than 5% of outstanding common stock and all directors and executive officers as a group, along with the percentage of outstanding common stock that such ownership represents, follows. Each person named has sole voting and investment power with respect to the shares indicated except as otherwise stated in the notes to the table.

BENEFICIAL OWNER                                               SHARES     PERCENTAGE
----------------                                              ---------   ----------
OYO Corporation(1)..........................................  2,500,000      42.0%
  Ichigaya Building
  4-2-6- Kudan Kita
  Chiyoda-ku, Tokyo 102
  Japan
OYO Corporation U.S.A.......................................  2,500,000      42.0
  7334 N. Gessner Road
  Houston, Texas 77040
Satoru Ohya(2)..............................................  2,510,000      42.1
  2-42-10 Takinagara
  Kita-ku, Tokyo 114
  Japan
Katsuhiko Kobayashi(3)(4)...................................     10,000         *
Elizabeth A. Withers(5).....................................     27,750         *
Haresh C. Patnaik(6)(7).....................................     26,500         *
Donald H. Mitchell(6).......................................     29,000         *
Michael P. Von der Porten(8)................................      2,000         *
Charles J. Abbe(4)..........................................     14,000         *
Charles H. Still(4).........................................     12,000         *
A. Robert Towbin(4)(9)......................................    215,000       3.5
UBS AG(10)..................................................    375,700       6.3
Executive officers and directors as a group (8
  people)(11)...............................................  2,844,250      45.4%

---------------

  *  Less than one percent.

 (1) The shares indicated as beneficially owned by OYO Corporation, a Japanese corporation, are held directly by its wholly owned subsidiary OYO Corporation U.S.A.

 (2) 2,500,000 of the shares indicated as beneficially owned by Mr. Ohya are owned directly by OYO USA and are included because Mr. Ohya is an affiliate of OYO Corporation. Mr. Ohya disclaims beneficial ownership of the shares of common stock owned by OYO USA within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934. Mr. Ohya owns 294,800 ordinary shares of OYO Corporation, and his wife and children collectively own 23,041 shares of OYO Corporation. Mr. Ohya disclaims beneficial ownership of the shares of OYO Corporation owned by his children within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Also includes options to purchase 10,000 shares at $5.00 per share that are presently exercisable.

 (3) Mr. Kobayashi owns 3,420 ordinary shares of OYO Corporation.

 (4) Includes options to purchase 10,000 shares at $5.00 per share that are presently exercisable.

 (5) Includes options to purchase 26,250 shares at $5.00 per share that are presently exercisable or exercisable within 60 days; excludes options to purchase 78,750 shares that are not presently exercisable or exercisable within 60 days.

 (6) Includes options to purchase 22,500 shares at $5.00 per share that are presently exercisable or exercisable within 60 days; excludes options to purchase 67,500 shares that are not presently exercisable or exercisable within 60 days.

 (7) Mr. Patnaik resigned as an officer and employee of the Company effective subsequent to December 8, 2000.

 (8) Based solely on a Form 4 dated June 8, 2000 filed with the Securities and Exchange Commission. Mr. Von der Porten resigned as an officer and employee of the Company effective June 6, 2000.

 (9) Includes warrants to purchase 200,000 shares that are presently exercisable or exercisable within 60 days held by C.E. Unterberg, Towbin. The shares underlying such warrants are listed because of Mr. Towbin's affiliation with C.E. Unterberg, Towbin as Co-Chairman and Mr. Towbin disclaims beneficial ownership of the warrants and underlying stock owned by C.E. Unterberg, Towbin within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. Also includes options to purchase 10,000 shares at $5.00 per share that are presently exercisable. Mr. Towbin resigned as a director of the Company effective January 16, 2001.

(10) Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2000. According to such Schedule 13G, the address of this entity is Bahnhofstrasse 45, 8021, Zurich, Switzerland.

(11) Does not include shares beneficially owned by Mr. Von der Porten, who resigned as an officer and employee of the Company effective June 6, 2000. Mr. Hirsekorn, who joined the Company subsequent to December 8, 2000, does not own any shares. Includes shares beneficially owned by Mr. Patnaik who subsequently resigned as an officer and employee of the Company effective December 31, 2000 and Mr. Towbin, who resigned as a director of the Company effective January 16, 2001.

                      EXECUTIVE OFFICERS AND COMPENSATION

     Information regarding the executive officers follows.

NAME                                    AGE                  POSITION
----                                    ---                  --------
Elizabeth A. Withers..................  41    President and Chief Executive Officer
Donald H. Mitchell....................  64    Vice President and Director of Time
                                              and Frequency
John E. Dutil.........................  41    Vice President of Finance and
                                                Administration and Chief Financial
                                                Officer
John M. Hirsekorn.....................  44    Vice President, Sales and Marketing

     Donald H. Mitchell joined TrueTime in 1991 and has served as Vice President and Director of Sales and Marketing since September 1999. He was Vice President of Sales from July 1999 until September 1999 and Time and Frequency Director from November 1991 until July 1999. Prior to joining TrueTime, Mr. Mitchell was Sales and Marketing Manager at Austron, Inc./Frequency and Time Systems, Sales and Marketing Manager at Datum, Inc. and Program Manager at Kentron International. At Ling Temco Vought, Mr. Mitchell performed several roles, including Program Manager responsible for the Hill Wendover Dugway Test Range at Hill Air Force Base, Dugway Proving Grounds and Yuma Proving Grounds. He served as Electronic Support Systems Manager at Khalalein Missile Test Range. Mr. Mitchell has previous experience as Systems Manager for NASA in Kauai, Hawaii and as Data Reduction Manager at the Navy Parachute Test Facility in El Centro, California.

     John E. Dutil joined TrueTime in February 2000 as Controller. He became acting Chief Financial Officer on June 7, 2000. Effective November 8, 2000 he was appointed Vice President of Finance and Administration and Chief Financial Officer. From 1995 through January 2000 he served as Executive Vice President and Chief Financial Officer for LFI Sportswear, Inc. He served as Controller from 1992 through 1994. From 1984 through 1991, Mr. Dutil served as Senior Financial Analyst with Hewlett Packard Co. Mr. Dutil holds a B.S. in Business Administration with an emphasis in Accounting from the University of San Francisco.

     John M. Hirsekorn joined TrueTime in January 2001. From 1980 to December 2000, he was employed by Hewlett Packard Company ("HP") and Agilent Technologies (a spin off of HP). Mr. Hirsekorn joined

TrueTime to facilitate the Company's expansion into commercial markets. Most recently, Mr. Hirsekorn was the Marketing Manager for the Agilent Technologies EEsof Division and was responsible for product marketing, business development and consulting services in the high frequency computer aided engineering market. Previous positions at Agilent Technologies (formerly Hewlett Packard) also include Solution Services Manager and Strategic Business Development Manager for the EEsof Division and Network Analyzer Product Line Manager, Asia Pacific for the Network Measurements Division. Mr. Hirsekorn holds a B.S. in Electrical Engineering from UCLA and an MBA in Marketing from Golden Gate University.

     Ms. Withers' background is described above under "Background of Nominees and Continuing Directors."

SUMMARY OF COMPENSATION

     A summary of the compensation earned by the current President and Chief Executive Officer of TrueTime, and the two other executive officers and one former executive officer of TrueTime who received salary and bonus in the fiscal years ended September 30, 2000 and 1999, that exceeded $100,000, these persons being collectively referred to as "named executive officers." The following compensation data includes bonuses awarded in fiscal 2000 for performance in fiscal 1999.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG-TERM
                                       ANNUAL COMPENSATION        COMPENSATION
                                       --------------------     AWARDS -- SHARES        OTHER
NAME AND PRINCIPAL POSITION    YEAR     SALARY      BONUS      UNDERLYING OPTIONS    COMPENSATION
---------------------------    ----    --------    --------    ------------------    ------------
Elizabeth A. Withers.........  2000    $157,939    $     --         105,000            $ 5,035(2)
  President and Chief          1999      98,077(1)   71,546              --              4,617(2)
  Executive Officer
Donald H. Mitchell...........  2000     147,705          --          90,000              3,938(2)
  Vice President and Director  1999      83,429     207,272(3)           --              6,473(2)
  of Sales And Marketing
Michael P. Von der Porten....  2000     426,206(4)       --          90,000(5)          34,522(2)(6)
  Former Vice President        1999     102,268      71,546              --              4,764(2)
  and Chief Financial Officer
Haresh C. Patnaik(7).........  2000     154,482          --          90,000(8)           4,979(2)
  Former Senior Vice
     President                 1999     135,193      71,546              --              4,980(2)
  and Chief Technical Officer

---------------

(1) Ms. Withers' compensation for fiscal 1999 related to her position as Vice President of Operations until September 15, 1999.

(2) Represents contributions by TrueTime to a 401(k) savings plan and premiums paid on group-term life insurance.

(3) Includes commissions from sales and bonuses.

(4) Mr. Von der Porten resigned from his position with the Company effective June 6, 2000. Salary amount includes compensation of $125,699 (including any pay out of accrued vacation) for the period through June 6, 2000 and separation pay of $300,507.

(5) Michael Von der Porten resigned from his position with the Company effective June 6, 2000. The options granted to Mr. Von der Porten terminated on September 5, 2000.

(6) Includes consulting fees of $28,470 paid after his resignation as of June 6, 2000.

(7) Mr. Patnaik resigned from his position with the Company effective December 31, 2000.

(8) Mr. Patnaik resigned from his position with the Company effective December 31, 2000. 22,500 of the options granted to Mr. Patnaik have vested and no others will vest. Any portion of the vested options granted to Mr. Patnaik which remain unexercised will terminate on March 30, 2001.

STOCK OPTIONS

     Information regarding stock options granted to the executive officers in fiscal 2000 follows. All of these were granted in connection with our initial public offering in December 1999.

                                                                                                              POTENTIAL
                                                                                                         REALIZABLE VALUE AT
                                                                                                           ASSUMED ANNUAL
                                                                                                           RATES OF STOCK
                                                                                                         PRICE APPRECIATION
                                                                                                             FOR OPTION
                             SHARES OF COMMON    PERCENT OF TOTAL                                              TERM(1)
                             STOCK UNDERLYING   OPTIONS GRANTED TO   EXERCISE PRICE PER                  -------------------
NAME                             OPTIONS            EMPLOYEES              SHARE          EXPIRATION        5%        10%
----                         ----------------   ------------------   ------------------   ----------     --------   --------
Elizabeth A. Withers.......      105,000               11.2%               $5.00           12/15/09      $330,170   $836,715
Donald H. Mitchell.........       90,000                9.6%                5.00           12/15/09       283,003    717,184
Michael P. Von der
  Porten(2)................           --                 --                   --                 --            --         --
Haresh C. Patnaik(3).......       90,000(3)             9.6%                5.00           12/15/09(3)    283,003    717,184

---------------

(1) The potential realizable value of the options is based on an assumed appreciation in the price of the common stock at a compounded annual rate of 5% or 10% from the date the option was granted until the date the option expires. The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission's regulations. We do not represent that the common stock will appreciate at these assumed rates or at all. These amounts correct mathematical errors in the calculation of the percent of total options granted to employees and the potential realizable value of the stock options from the amounts reported in the Company's Annual Report on Form 10-K, which amounts have subsequently been corrected by amendment.

(2) Michael Von der Porten resigned from his position with the Company effective June 6, 2000. Accordingly, pursuant to the terms of the TrueTime, Inc. 1999 Key Employee Stock Option Plan and the option agreement granted to Mr. Von der Porten, the options for 90,000 shares held by him terminated on September 5, 2000.

(3) Haresh Patnaik resigned from his position with the Company effective December 31, 2000. Accordingly, pursuant to the terms of the TrueTime, Inc. 1999 Key Employee Stock Option Plan and the option agreement granted to Mr. Patnaik, the unvested options for 67,500 shares held by him will not vest. Any vested options which remain unexercised will terminate on March 30, 2001.

     Information regarding the value of unexercised options held by the executive officers as of September 30, 2000, follows. None of the executive officers exercised any options in fiscal 2000. None of the options were exercisable during fiscal 2000.

                                        NUMBER OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                            UNEXERCISED OPTIONS AT         IN-THE MONEY OPTIONS AT
NAME                                    SEPTEMBER 30, 2000(# OF SHARES)     SEPTEMBER 30, 2000($)
----                                   ---------------------------------   -----------------------
Elizabeth A. Withers.................               105,000                       $      (1)
Haresh C. Patnaik....................                90,000                              (1)
Donald H. Mitchell...................                90,000                              (1)

---------------

(1) None of these options were in the money on September 30, 2000, based on $4.063 per share, the closing price of the common stock on September 30, 2000, as reported by The Nasdaq Stock Market, Inc.

EMPLOYMENT AGREEMENTS

     Ms. Withers and Mr. Mitchell have entered into employment agreements with the Company. Ms. Withers' base annual salary is $160,000 and Mr. Mitchell's base annual salary is $150,000. These salaries may be adjusted by our board of directors. Each of these employees is also entitled to participate in our 401(k) Plan and any bonus plan the Company adopts and to receive certain employee benefits and vacation.

     Each of Ms. Withers' and Mr. Mitchell's employment agreements provides that he or she will receive the severance benefits described below upon termination of his or her employment unless the termination:

     - results from the death, disability or retirement of such employee,

     - is by TrueTime for Cause (as defined in the employment agreement) or

     - is by such employee other than for Good Reason (as defined in the employment agreement).

     Under these employment agreements, "Cause" is defined to mean the employee's willful and continued failure to perform his or her duties after a demand for such performance or the employee's willfully engaging in gross misconduct materially and demonstrably injurious to TrueTime. Under these employment agreements, "Good Reason" is defined to mean a demotion, a reduction in base salary, a relocation of the employee's base location of employment, the discontinuation of any employee benefit without comparable substitution, the failure of any successor of TrueTime to assume the employment agreement or a purported termination not in compliance with the employment agreement.

     The severance benefits to which Ms. Withers or Mr. Mitchell would be entitled include

     - his or her salary through the date of termination,

     - his or her base salary and pro-rated bonus for the fiscal year of termination multiplied by one and one-half,

     - any relocation and indemnity payments to which he or she is entitled and any costs and legal fees incurred in connection with any dispute over the employment agreement, and

     - a gross-up for any applicable "excess parachute payment" tax imposed on the employee by the Internal Revenue Code of 1986.

     Each employment agreement has a two-year term and is automatically renewable unless the Company timely elects not to renew. In these employment agreements, each of Ms. Withers and Mr. Mitchell agree that he or she will not disclose or misappropriate any of our confidential information. These employment agreements also contain customary non-competition provisions for a California-based enterprise and California employees, which are limited by state law.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee comprised Messrs. Kobayashi, Abbe, Still and Towbin. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the Company. Fulbright & Jaworski L.L.P. also provides legal services to OYO Corporation and to OYO USA and its affiliates. Mr. Towbin is Co-Chairman of C.E. Unterberg, Towbin, one of the underwriters in TrueTime's initial public offering in December 1999, in connection with which C.E. Unterberg, Towbin received an aggregate of approximately $409,500 in underwriting discounts and warrants valued at approximately $455,043 covering an aggregate of up to 200,000 shares of common stock exercisable at $5.50 per share.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our executive compensation program is designed to attract, motivate and retain talented management personnel and to reward management for the Company's successful financial performance and for increasing stockholder value. We provide compensation and incentives through a combination of salaries, potential annual performance bonuses and long-term incentive stock-based awards.

  Base Annual Salaries

     Before the Company's initial public offering in December 1999, and before the formation of the compensation committee, the Company entered into employment agreements with Ms. Withers and Mr. Mitchell as described under "-- Employment Agreements" above. The Company entered into a similar employment agreement with Mr. Patnaik, employment terminated upon his resignation effective December 31, 2000. The compensation levels reflected in those employment agreements were established in 1999 by negotiations among Mr. Withers and Messrs. Patnaik and Mitchell and representatives of OYO U.S.A., the Company's sole stockholder at that time.

     The base annual salaries of the Company's executive officers for fiscal 2000 were as follows.

Ms. Withers,
  President and Chief Executive Officer.....................   $160,000
Mr. Patnaik,
  Senior Vice President and Chief Technical Officer.........    155,000
Mr. Mitchell,
  Vice President and Director of Sales and Marketing........    150,000

     The compensation committee has the authority to adjust these base salaries; however, the employment agreements described above require that Ms. Withers and Mr. Mitchell's base salaries not be reduced from the base amounts set forth above. Through the end of fiscal 2000, we had not adjusted the base salaries of Ms. Withers and Messrs. Patnaik and Mitchell.

  Annual Performance Bonuses

     The board of directors has not adopted a comprehensive cash bonus compensation plan for officers or for other employees. It has discretionary authority to award annual cash performance bonuses, but no such awards have been made, and none are intended to be made, in respect of fiscal 2000.

  Long-Term Stock-Based Compensation

     We also believe that long-term incentive compensation is an important component of the Company's compensation program and that the value of this compensation should be directly related to increases in stockholder value. Therefore, in addition to base salaries and potential annual performance bonuses (on a discretionary basis by the board), the executive officers participate in the Company's 1999 Key Employee Stock Option Plan, which allows the Company to grant long-term incentive compensation to its executive officers in the form of stock options and restricted stock awards. These options and restricted stock awards typically vest 25% per year over four years and are therefore intended to compensate executive officers for long-term appreciation in the market value of the common stock.

     In connection with the Company's initial public offering, the Company granted options to purchase stock to the executive officers as set forth above under "Summary of Compensation" and "Stock Options." The amounts of these options and restricted stock were determined before the initial public offering by negotiations among Ms. Withers and Messrs. Patnaik and Mitchell and representatives of OYO U.S.A. Options granted at the time of the initial public offering have an exercise price of $5.00 per share, which is equal to the initial public offering price, and vest over four years.

  Applicable Tax Code Provision

     The compensation committee has reviewed the potential consequences for the Company of Section 162(m) of the Internal Revenue Code, which limits the tax deduction the Company can claim for annual compensation in excess of $1 million to certain executives. This limit did not impact the Company in fiscal 2000 and is not expected to impact the Company in fiscal 2001.

                                          Mr. Katsuhiko Kobayashi
                                          Mr. Charles J. Abbe
                                          Mr. Charles H. Still
                                          Mr. A. Robert Towbin*
---------------

* Mr. Towbin resigned as a director of the Company effective January 16, 2001.

COMMON STOCK PERFORMANCE COMPARISONS

     The following graphs compare the performance of the common stock with the performance of the Russell 2000 index and the S & P Technology Sector index from our initial public offering through the end of fiscal 2000.

               COMPARISON OF NINE MONTH CUMULATIVE TOTAL RETURN*
                  AMONG TRUETIME, INC., THE RUSSELL 2000 INDEX
                     AND THE S & P TECHNOLOGY SECTOR INDEX

                              [PERFORMANCE GRAPH]

                                                   12/16/1999    9/30/2000
                                                   ----------    ---------
 TrueTime, Inc.................................      100.00         81.26
 Russell 2000..................................      100.00        104.53
 S & P Technology Sector.......................      100.00        106.26

     These graphs assume $100 invested (a) at our initial public offering price but as of the date on which the common stock became registered under Section 12 of the Securities Exchange Act, (b) in the stocks comprising the Russell 2000 index on November 30, 1999 and (c) in the stocks comprising the S & P Technology Sector index on November 30, 1999. Reinvestment of all dividends on stocks comprising the two indices is assumed.

     The foregoing graphs are based on historical data and are not necessarily indicative of future performance. These graphs shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to the Regulations of 14A or 14C under the Exchange Act or to the liabilities of Section 18 under that act.

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Mr. Ohya, a director of the Company, is President of OYO Corporation and Chairman of the Board of OYO USA and holds other offices of subsidiaries of OYO USA. Mr. Kobayashi, also a director of the Company, is a Senior Executive Officer of OYO Corporation. Mr. Kobayashi also holds offices with many subsidiaries of OYO USA. Mr. Still, also a director of the Company, is the Secretary of OYO USA and also serves in that position with respect to most of the subsidiaries of OYO USA. Mr. Still is a partner in the law firm of Fulbright & Jaworski L.L.P., which provides legal services to the Company. Mr. Towbin, a director during the 2000 fiscal year, is Co-Chairman of C.E. Unterberg, Towbin, one of the underwriters in TrueTime's initial public offering in December 1999, in connection with which C.E. Unterberg, Towbin received an aggregate of approximately $409,500 in underwriting discounts and warrants valued at approximately $455,043 covering an aggregate of up to 200,000 shares of common stock exercisable at $5.50 per share.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers LLP served as the Company's principal independent public accountants for the 2000 fiscal year. Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely on a review of reports on those filings furnished to the Company and written representations from reporting persons that no additional reports were required, the Company believes that during the fiscal year ended September 30, 2000, all officers, directors and greater than 10% stockholders complied with all filing requirements applicable to them.

                PROPOSALS FOR NEXT ANNUAL MEETING; OTHER MATTERS

     Any proposals of holders of common stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2002 must be received by the Company at its principal executive offices, 3750 Westwind Blvd., Santa Rosa, California, 95403 no later than September 26, 2001, to be included in the proxy statement and form of proxy relating to that meeting.

     The Company's bylaws provide that, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 90 days nor more than 180 days prior to the anniversary date of the date of the annual meeting; provided, however, that in the event that less than 100 days notice or prior public disclosure of the date of the meeting of stockholders is given or made to the stockholders, to be timely, notice delivered by the stockholder must be received by the Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting of stockholder was mailed or such public disclosure was made to the stockholders. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Company's books, of the stockholder proposing such proposal, (c) the class and number of shares of the Company that are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business. In addition, if the stockholder's ownership of shares of the Company, as set forth in the notice, is solely beneficial, documentary evidence of such ownership must accompany the notice.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, the directors, officers or employees of the Company may solicit the return of proxies by telephone, telecopy or in person.

     At the date of this proxy statement, management is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their judgment on such matters.

                                                                      APPENDIX A

                                 TRUETIME, INC.

                           AUDIT COMMITTEE CHARTER*/
                           (A NASDAQ LISTED COMPANY)

     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's external auditors and, if any, internal auditor or internal audit department.

     The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ as they are currently applicable or may become applicable. The members of the Audit Committee shall be appointed or elected by the Board.

     The Audit Committee may request any officer or employee of the Company or any appropriate representative of the independent auditor to attend a meeting of the Committee or to meet with any members of the Committee.

     The Audit Committee shall

     1. Hold regular meetings, at least in conjunction with each quarterly Board meeting, and special meetings as necessary or advisable.

     2. Make regular reports to the Board.

     3. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     4. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board, or, if advisable, the discharge of such independent auditor.

     5. Approve the fees and expense reimbursements to be paid to the independent auditor, including all fee and expense payments to the independent auditor for services in addition to those related to the annual audit and quarterly review process.

     6. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if determined by the Audit Committee to be necessary or advisable, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor.

     7. Review and evaluate the professional services provided by the independent auditor and the performance of the independent auditor, report on such review and evaluation to the Board and, if determined by the Audit Committee to be necessary or advisable, recommend to the Board a replacement for such independent auditor.

     8. Meet with the independent auditor prior to the commencement of the annual audit to review the planning and staffing for the annual audit.

     9. Review the annual audited financial statements with management and the independent auditor before they are published, including reviewing all major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

     10. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's annual financial

---------------

*/ Adopted by the Board on April 25, 2000, as required by NASDAQ rules.

statements prior to their publication, including a review of any issues or judgments made relating to assessments of materiality, inventory valuation and doubtful accounts and to revenue recognition and/or the timing thereof.

     11. Review the major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditor or internal audit department, if any exists, or management.

     12. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934, which addresses the existence of possible illegal acts by the Company and other matters, has not been implicated.

     13. Discuss with the independent auditor the matters required to be discussed by the independent auditor with the Audit Committee pursuant to Statement on Auditing Standards No. 61 relating to the conduct of the audit and errors and irregularities encountered, if any.

     14. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include

          (a) a consideration of any difficulties encountered in the course of the audit, including any restrictions on the scope of activities or access to information;

          (b) a consideration of any changes required in the planned scope of any internal audit; and

          (c) a consideration of the internal auditor or the internal audit department responsibilities, budget and staffing, if such position or department exists.

     15. Prepare the report required by the Rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement as to the activities of the Audit Committee.

     16. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q for each of the first three quarters of the Company's fiscal year and discuss with management and the independent auditors any issues and judgments made of the sort referred to in Item 10 above in connection with the preparation of the Company's quarterly financial statements.

     17. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     18. Review the appointment and replacement of the internal auditor, if the position exists, or the personnel composition and competency of the internal auditing department, if one exists.

     19. Review the significant reports to management prepared by the internal auditor or internal auditing department, if either exists, and management's responses thereto.

     20. Obtain affirmations from management, the Company's internal auditor, if the position exists, or the Company's internal audit department, if one exists, and, to the extent possible, the independent auditor that the Company's subsidiary/foreign affiliated entities, if any exist, are being maintained and/or operated in conformity with applicable legal requirements and the Company's Code of Conduct.

     21. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct, including making recommendations as to any changes thereto.

     22. Review with the Company's legal counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and Code of Conduct and any material reports or inquiries received from regulators or governmental agencies or any material claims made against the Company of which such counsel is aware.

     23. Meet at least annually with the chief financial officer, the internal auditor, if the position exists, or the senior staff of the internal audit department, if one exists, and the independent auditor in separate sessions.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits, to determine that they are carried out in accordance with generally accepted auditing standards or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. These matters are the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations (although it may supervise special investigations as it deems necessary), to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct, which compliance assurance is also the responsibility of management.

                                 TRUETIME, INC.

                     PROXY - ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 23, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock of TrueTime, Inc. ("TrueTime") hereby appoints Katsuhiko Kobayashi and Elizabeth A. Withers, or either of them, proxies of the undersigned with full power of substitution, to vote at the Annual Meeting of Stockholders of TrueTime to be held at 3:00 p.m. on Friday, the 23rd of February 2001, at TrueTime's offices at 3750 Westwind Boulevard, Santa Rosa, California, and at any adjournment or postponement thereof, the number of votes that the undersigned would be entitled to cast if personally present.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                 TRUETIME, INC.

                               FEBRUARY 23, 2001










              o PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED o


A [X] PLEASE MARK YOUR
      VOTES AS IN THIS
      EXAMPLE.


          FOR all of the             WITHHOLD
     nominees listed at right        AUTHORITY
     (except as indicated to   to vote for election
      the contrary below)          of directors

ELECTION
OF             [ ]                    [ ]         NOMINEES:                        In their discretion, the above-named proxies are
DIRECTORS:                                                  Charles J. Abbe        authorized to vote upon such other business as
                                                            Haresh C. Shah         may properly come before the meeting or any
(Instruction: To withhold authority to vote for                                    adjournment thereof and upon matters incident to
any individual nominee, write that nominee's                                       the conduct of the meeting.
name in the space provided below.)
                                                                                   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
-----------------------------------------------                                    IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
                                                                                   STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY
                                                                                   WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR
                                                                                   NOMINEES NAMED ABOVE, OR IF ANY ONE OR MORE OF
                                                                                   THE NOMINEES BECOMES UNAVAILABLE, FOR ANOTHER
                                                                                   NOMINEE OR OTHER NOMINEES TO BE SELECTED BY THE
                                                                                   BOARD OF DIRECTORS.


Signature of Stockholder(s)                                                               Date:
                           ----------------------------  --------------------------------       ----------------------------------
NOTE: Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.